UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2013

EL PASO PIPELINE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33825 (Commission File Number)	26-0789784 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 14, 2013, El Paso Pipeline GP Company, L.L.C., the general partner (the “General Partner”) of El Paso Pipeline Partners, L.P. (the “Partnership”), entered into Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”).

Prior to the execution of Amendment No. 2, the Partnership Agreement required a transferee of common units of the Partnership (including a purchaser from the underwriters in an underwritten public offering of common units) to fill out a transfer application certifying to certain matters with respect to such transferee’s U.S. federal income tax status. Amendment No. 2 to the Partnership Agreement provides that such a certification will only be required to be delivered by a holder or transferee if the General Partner determines, with the advice of counsel, that the Partnership’s tax status, coupled with the tax status (or lack of proof of the U.S. federal income tax status) of one or more unitholders, has or will reasonably likely have a material adverse effect on the maximum applicable rate that can be charged to customers of the Partnership or any of its subsidiaries or equity investees.

The description of Amendment No. 2 to the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1    Amendment No. 2, dated November 14, 2013, to First Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P. dated November 21, 2007.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its general partner

Dated: November 15, 2013	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 2, dated November 14, 2013, to First Amended and Restated Agreement of Limited Partnership of El Paso Pipeline Partners, L.P. dated November 21, 2007.

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